UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to Item 5.02(c) for information on the terms and conditions of a letter agreement, dated as of February 24, 2006, by Nektar Therapeutics (“Nektar”) and Mr. Robert B. Chess (the “Letter Agreement”).

Item 5.02(c) Appointment of Principal Officers

On February 24, 2006, Mr. Chess was appointed to serve as interim President and Chief Executive Officer of the Company to be effective as of March 17, 2006.

Mr. Chess, age 49, has served as Executive Chairman of Nektar’s Board of Directors since April 1999, and as a director since May 1992. Mr. Chess served as Co-Chief Executive Officer of Nektar from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer of Nektar from May 1992 to August 1998. From September 1990 until October 1991, he was an Associate Deputy Director in the White House Office of Policy Development. In March 1987, Mr. Chess co-founded Penederm Incorporated, a topical dermatological drug delivery company, and served as its President until February 1989. Prior to co-founding Penederm, Mr. Chess held management positions at Intel Corp., a semiconductor manufacturer, and Metaphor, a computer software company (acquired by International Business Machines Corp.). Mr. Chess holds a B.S. in Engineering from the California Institute of Technology and an M.B.A. from the Harvard Business School. Mr. Chess is chairman of the Bio Ventures for Global Health and a director of Pharsight Corp., a software company, Biotechnology Industry Organization, a trade organization serving and representing the emerging biotechnology industry and CoTherix, a cardiopulmonary therapeutics company. Mr. Chess is on the faculty and a lecturer at the Stanford Graduate School of Business where he teaches courses in Health Care Management and Entrepreneurship.

Pursuant to the terms of the Letter Agreement, Mr. Chess will receive an additional $250,000 (payable in three equal installments of $83,333 on March 17, 2006, March 17, 2007 and March 17, 2008) as partial consideration for his interim service as President and Chief Executive Officer of the Company through the earlier of (i) the Company’s appointment of a new President and Chief Executive Officer and (ii) June 30, 2006. Mr. Chess’s annual compensation of $199,500, including his variable compensation, will remain unchanged. In addition, Mr. Chess has been granted (i) an option to purchase 37,500 shares of Nektar’s common stock under Nektar’s 2000 Equity Incentive Plan (the “Plan”) at an exercise price equal to the closing price of Nektar’s common stock on the last trading day preceding the option grant date; and (ii) a restricted stock unit award of 18,750 shares of Nektar’s common stock under the Plan.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

4.1	Letter Agreement, effective as of February 24, 2006, by Nektar Therapeutics and Mr. Robert Chess.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Nevan C. Elam
Nevan C. Elam
Senior Vice President Corporate Operations and General Counsel

Date:	February 24, 2006